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                                                               EXHIBIT 5


                           [LETTERHEAD OF BAKER & DANIELS]

October 14, 1998



National City Bancshares, Inc.
227 Main Street
P.O. Box 868
Evansville, Indiana 47705-0868

Ladies and Gentlemen:

     We have examined the corporate records and proceedings of National City Bancshares, Inc., an Indiana corporation (the "Company"), with respect to (a) the organization of the Company, and (b) the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, issuance, form, validity and nonassessability of the authorized but unissued shares of the Common Stock, without par value (the "Common Stock"), of the Company issuable in connection with the Merger, as that term is defined in the Registration Statement on Form S-4 (the "Registration Statement"), being filed by the Company under the Securities Act of 1933, as amended (the "Act").

     Based on such examination, we are of the opinion that:

     1. The Company is a duly organized and validly existing corporation under the laws of the State of Indiana.

     2. The authorized capital stock of the Company consists of 29,000,000 Common Shares, without par value ("Common Stock"), and 1,000,000 Preferred Shares, without par value.

     3. The shares of Common Stock to be issued in the Merger have been duly and validly authorized, and such shares will, upon consummation of the Merger described in the Registration Statement and issuance and delivery of such shares in accordance with the terms of the Merger, be validly issued and outstanding, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to us in the Proxy Statement/Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Yours very truly,


                                        BAKER & DANIELS